UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF MICHIGAN - FLINT

IN RE:

Richfield Equities, L.L.C., et al., [1]	Case No. 12-33788-dof
a Michigan limited liability company,	Chapter 7
(Jointly Administered)
Debtors.
Hon. Daniel S. Opperman

ORDER AUTHORIZING AND APPROVING

THE SALE OF THE SALE ASSETS FREE AND CLEAR

OF ALL CLAIMS, LIENS, LIABILITIES, RIGHTS, INTERESTS,

(C) AND ENCUMBRANCES; (B) THE TRUSTEE TO ENTER INTO

AND PERFORM HIS OBLIGATIONS UNDER THE ASSET

PURCHASE AGREEMENT; AND (C) RELATED RELIEF

Samuel D. Sweet, Chapter 7 trustee (“Trustee”) of the Debtors having filed a Motion for Entry of (I) A Sale Procedures Order (A) Approving Bidding Procedures for the Sale of Assets, (B) Approving Bidding Protections, (C) Approving the Form and Manner of Notice of the Bidding Procedures Hearing, the Auction, and the Sale Hearing, and (D) Scheduling an Auction and the Sale Hearing; and (II) A Sale Approval Order Authorizing the Sale of Assets Free and Clear Of Liens, Claims, and Encumbrances (“Sale Motion”);2 the Court having entered an order approving, among other things, the bidding procedures and the bid protections, including the Break-up Fee, and granting certain related relief on May 7, 2013 the (“Bidding Procedures Order”) [Docket No. 467] and no other Qualified Bids in accordance with the Bidding Procedures Order having been received and therefore no auction having been conducted in accordance with the Bidding Procedures Order (“Auction”); Green Harvest Landfill, LLC (“Buyer”) having submitted the highest or otherwise best offer; the Court having conducted a hearing on the Sale Motion on June 11, 2013 (“Sale Hearing”) at which time all interested parties were offered an opportunity to be heard with respect to the Sale Motion; the Court having reviewed and considered the Sale Motion, the APA,3 the Bidding Procedures Order, the record of the hearing before the Court on May 7, 2013 at which hearing the Bidding Procedures Order was approved; the appearance of all interested parties and all responses and objections to the Sale Motion having been duly noted in the record of the Sale Hearing; and the Court having heard statements of counsel and the evidence presented in support of the relief requested in the Sale Motion at the Sale Hearing; any objections and responses to the relief requested in the Sale Motion having been heard and overruled, or resolved in their entirety, and it appearing that notice of the Sale Motion, APA, Bidding Procedures Order, and Auction having been properly provided; it appearing that the relief requested in the Sale Motion is in the best interests of the Debtors, their estates, stakeholders, and all other parties in interest; and it further appearing that the legal and factual bases in the Sale Motion and at the Sale Hearing establish just cause for the relief granted in this Order; and the Court being otherwise fully advised in the premises:

1 The Debtors in this jointly administered bankruptcy proceeding are: Richfield Equities, L.L.C, Case No. 12-33788; Richfield Landfill, Inc., Case No. 12-33789; Richfield Management, L.L.C., Inc., Case No. 12-33790; and Waste Away Disposal, L.L.C., Case No. 12-33791.

2 Capitalized terms used but not defined in this Order have the meanings given them in the Sale Motion.

3 An Amended and Restated Asset Purchase Agreement was executed on May 10, 2013 and filed with the Court on May 14, 2013 [Docket No. 472]. References to “APA” in this Order mean the Amended and Restated Asset Purchase Agreement.

IT IS HEREBY FOUND AND DETERMINED that:4

A.       Jurisdiction to consider this matter is proper under 28 U.S.C. §§ 157 and 1334.

B.       This is a core proceeding under 28 U.S.C. § 157(b)(2).

C.       Venue of this proceeding and the Sale Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

D.       The statutory predicates for the relief sought in the Sale Motion are §§ 105 and 363 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 9007, and 9014, and Local Rules 6004, 9007 and 9014.

4 The findings and conclusions in this Order constitute the Court’s findings of fact and conclusions of law under Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as conclusions of law. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as findings of fact.

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E.          The consummation of the transactions described in the APA and this Order are legal, valid, and properly authorized under all provisions of the Bankruptcy Code and Bankruptcy Rules, and all of the applicable requirements of such sections and rules have been complied with in respect of the transactions contemplated by the APA and this Order.

F.          Proper, timely, adequate, and sufficient notice of the Sale Motion, Auction, and Sale Hearing having been provided in accordance with §§ 105(a) and 363 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, and 9014 of the Bankruptcy Rules and Local Rules 9007 and 9014 in compliance with the Bidding Procedures, the notice was good, sufficient, and appropriate under the particular circumstances, and no other or further notice of the Sale Motion, Auction, Sale Hearing is required. A reasonable opportunity to object or be heard with respect to the Sale Motion and relief requested has been afforded to all interested persons and entities.

G.          As demonstrated by the evidence proffered or adduced at the Sale Hearing and the representations of counsel made on the record at the Sale Hearing, the Trustee has otherwise complied in all respects with the Bidding Procedures Order. The Auction was duly noticed and the Auction process set forth in the Bidding Procedures Order afforded a full, fair, and reasonable opportunity for any interested party to make a higher or otherwise better offer to purchase all of the Sale Assets.

H.          The Sale Assets were adequately marketed by the Trustee, and the consideration provided by Buyer under the APA constitutes the highest or otherwise best offer and provides fair and reasonable consideration for the sale of all Sale Assets.

I.           Approval of the Sale Motion and the APA and the consummation of the transactions described in the APA are in the best interests of the Debtors, their creditors, estates, and other parties in interest.

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J.          The Trustee has demonstrated good, sufficient, and sound business reasons and justifications for entering into and the performing his obligations under the APA.

K.         Entry of an order approving the APA and all of its provisions is a necessary condition precedent to Buyer’s consummation of the sale of the Sale Assets.

L.          The APA was not entered into, and neither the Trustee nor Buyer, have entered into the APA for the purpose of hindering, delaying, or defrauding the Debtors’ estates or present or future creditors. Neither the Trustee nor Buyer is entering into the APA fraudulently, for the purpose of statutory and common law fraudulent conveyance and fraudulent transfer claims whether under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof or the District of Columbia or any other applicable jurisdiction with laws substantially similar to the foregoing.

M.         The offer of Buyer, upon the terms and conditions set forth in the APA, including the form and total consideration to be realized by the Trustee pursuant to the APA: (i) is the highest and/or otherwise best offer received by the Trustee; (ii) is fair and reasonable; (iii) is in the best interests of the Debtors’ creditors and estates; and (iv) constitutes fair value, fair, full, and adequate consideration, reasonably equivalent value and reasonable market value for the Sale Assets.

N.         The Buyer is the winning bidder for the Sale Assets in accordance with the Bidding Procedures Order. The Buyer has complied in all respects with the Bidding Procedures Order and any other applicable order of this Court in negotiating and entering into the APA, and the APA complies with the Bidding Procedures Order and any other applicable order of this Court.

O.         The sale process conducted by the Trustee, including without limitation, the Bidding Procedures in the Bidding Procedures Order, was at arm’s length, non-collusive, in good faith and substantively and procedurally fair to all parties.

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P.         The Trustee and his professionals have complied, in good faith, in all respects with the Bidding Procedures Order. As demonstrated by (i) any testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, substantial marketing efforts and a competitive sale process were conducted in accordance with the Bidding Procedures Order, the Trustee (a) afforded interested potential purchases a full, fair, and reasonable opportunity to qualify as bidders and submit their highest or otherwise best offer to purchase the Sale Assets, (b) provided potential purchasers, upon request, sufficient information to enable them to make an informed judgment on whether to bid on the Sale Assets and (c) considered any bids submitted on or before the Bid Deadline.

Q.         The APA and the transactions described in it were proposed, negotiated and entered into by and among the Trustee and Buyer without collusion, in good faith and at arm’s length. Neither the Trustee nor the Buyer has engaged in any conduct that would cause or permit the APA to be avoided under § 363(n) of the Bankruptcy Code.

R.         Neither the Buyer nor any of its respective affiliates, present or contemplated members, officers, directors, shareholders, or any of their respective successors and assigns is an “insider” of the Debtors, as that term is defined in § 101(31) of the Bankruptcy Code. Buyer is entering into the APA in good faith and is a good-faith purchaser within the meaning of § 363(m) of the Bankruptcy Code, and is therefore entitled to the full protection of that provision, and otherwise has proceeded in good faith in all respects in connection with this proceeding. Neither the Trustee nor the Buyer have engaged in any action or inaction that would cause or permit the APA to be avoided or impose any costs or damages under § 363(n) of the Bankruptcy Code.

S.         The Trustee has demonstrated a sufficient basis to (i) enter into the APA and (ii) sell the Sale Assets, and his actions are appropriate exercises of the Trustee’s business judgment and in the best interests of the Debtors, their estates and creditors. Business reasons for the sale of the Sale Assets to the Buyer include, but are not limited to, the fact that (a) the APA constitutes the highest or otherwise best offer for the Sale Assets; and (b) the APA presents the Trustee’s best opportunity to realize and monetize the value of the Sale Assets.

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T.          The Trustee has, to the extent necessary, satisfied the requirements of § 363(b)(1) of the Bankruptcy Code.

U.          The Sale Assets constitute property of the Debtors’ estates and the Trustee is authorized to sell the Sale Assets.

V.          The sale of the Sale Assets to Buyer under the terms of the APA meets the applicable provisions of § 363(f) of the Bankruptcy Code such that the sale of the Sale Assets will be free and clear of any and all claims and will not subject the Buyer or any of the Buyer’s assets to any liability for any claims whatsoever (including, without limitation, under any theory of equitable law, antitrust, or successor or transferee liability). All holders of claims who did not object, or withdrew their objections to the sale, are deemed to have consented to the sale under § 363(f)(2) of the Bankruptcy Code, and all holders of claims are adequately protected — thus satisfying § 363(e) of the Bankruptcy Code — by having their claims, if any, attach to the proceeds of the sale ultimately attributable to the property against or in which they assert a claim or other specifically dedicated funds, in the same order of priority and with the same validity, force and effect that the claim holder had before the sale, subject to any rights, claims, and defenses of the Trustee and as otherwise provided in this Order.

W.         Buyer would not have entered into the APA and would not consummate the purchase of the Sale Assets if the sale of the Sale Assets were not free and clear of all Claims (defined below) or if the Buyer could be liable for any claims, including, without limitation and as applicable, certain liabilities that expressly are not assumed by Buyer as set forth in the APA or in this Order. Buyer asserts that it will not consummate the Sale unless the APA specifically provides and this Court specifically orders, that none of the Buyer, its assets, and the Sale Assets will have any liability with respect to, or be required to satisfy in any manner, whether at law or in equity, whether by payment, setoff or otherwise, directly or indirectly, any (i) claim or (ii) successor or transferee liability for the Debtors.

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X.         The transfer of the Sale Assets to Buyer under the APA will be a legal, valid, and effective transfer and assignment of all of the legal, equitable, and beneficial right, title and interest in and to the Sale Assets free and clear of all claims. The Trustee may sell the Sale Assets free and clear of all claims because, in each case, one or more of the standards set forth in § 363(f) has been satisfied. The transfer and assignment of the Sale Assets to Buyer will vest Buyer with good and marketable title to the Sale Assets.

Y.         The Buyer is not a continuation of the Debtors or their estates, and there is no continuity between Buyer and the Debtors. Buyer is not holding itself out to the public as a continuation of the Debtors or their estates, and the sale does not amount to a consolidation, merger, or de facto merger of Buyer and the Debtors.

Accordingly, IT IS HEREBY ORDERED:

1.          The Sale Motion is granted in its entirety and approved in all respects.

2.          All objections to the Sale Motion and the relief requested in it that have not been withdrawn, waived, or settled at the Sale Hearing, and all reservations of rights included in any objections, are overruled on the merits with prejudice. All persons and entities given notice of the Sale Motion that failed to timely object are deemed to have consented to the relief sought in the Sale Motion.

3.          The APA and all of its terms and conditions are approved in all respects. The failure to specifically include any particular provision of the APA in this Order will not diminish or impair the effectiveness of the provision, it being the intent of the Court that the APA be authorized and approved in its entirety. The transfer of the Sale Assets by the Trustee to Buyer will be a legal, valid, and effective transfer of the Sale Assets. The consummation of the sale is approved and authorized under § 363(b) of the Bankruptcy Code.

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4.          The Trustee is authorized to (a) take any and all actions necessary or appropriate to perform, consummate, implement, and close the sale, including the sale to Buyer of all Sale Assets, in accordance with the terms and conditions set forth in the APA and this Order, including, without limitation, executing, acknowledging and delivering corporate name change certificates, deeds, assignments, conveyances, and other assurances, documents and instruments of transfer, and taking any action for purposes of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all of the Sale Assets. The Trustee is further authorized to pay, whether before, at, or after the Closing, any expenses or costs that are required to be paid in order to consummate the sale or perform his obligations under the APA, provided that expenses and costs are approved by Comerica Bank.

5.          Following payment of expenses and costs as set forth in Paragraph 4 above, the Trustee will remit $275,000 less any Dozer Excess (as that term is defined in the Order Resolving Stay Lift Motion [Docket No. 422]) to Commercial Credit Group, Inc. (“CCG”) within 5 days of Closing, in full and complete satisfaction of CCG’s lien on the 2003 Caterpillar 836G Landfill Compactor, Serial No. 7MZ00492. Next, after reserve for the Trustee Fee (as defined in the Surcharge Order) and Expenses (as defined in the Surcharge Order), the Trustee will remit the remaining net proceeds from the sale of the Sale Assets to Comerica Bank. For avoidance of doubt, the Trustee Fee and Expenses are subject to Court approval.

6.          All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with, or which would be inconsistent with, the ability of the Trustee to transfer the Sale Assets to Buyer in accordance with the APA and this Order.

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7.          Except as otherwise expressly provided in the APA and the terms of this Order, the Sale Assets will be sold free and clear of all claims, liens, liabilities, interests, rights, and encumbrances, including, without limitation, the following: all mortgages, restrictions (including, without limitation, any restriction on the use, voting rights, transfer rights, claims for receipt of income or other exercise of any attributes of ownership), hypothecations, charges, indentures, loan agreements, instruments, leases, licenses, options, deeds of trust, security interests, equity interests, conditional sale rights or other title retention agreements, pledges, judgments; demands, rights of first refusal, consent rights, offsets, contract rights, recoupment rights, rights of recovery, reimbursement rights, contribution claims, indemnity rights, exoneration rights, product liability claims, alter-ego claims, environmental rights and claims (including, without limitation, toxic tort claims), labor rights and claims, employment rights and claims, pension rights and claims, tax claims, regulatory violations by any governmental entity, decrees of any court or foreign or domestic governmental entity, charges of any kind or nature, debts arising in any way in connection with any agreements, acts, or failures to act, reclamation claims, obligation claims, demands, guaranties, option rights or claims, rights, contractual or other commitment rights and claims, and all other matters of any kind and nature, whether known or unknown, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or noncontingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, whether arising before or subsequent to the commencement of these cases (but, for the avoidance of doubt, in each case before the Closing), and whether imposed by agreement, understanding, law, equity or otherwise, including claims otherwise arising under any theory, law or doctrine of successor liability (all of the foregoing collectively being referred to in this Order as “Claims”, and, as used in this Order such term includes, without limitation, any and all “claims” as that term is defined and used in the Bankruptcy Code, § 101(5)) with all Claims to attach to the consideration to be received by the Trustee with the same validity, force, priority, and effect which they now have as against the Sale Assets and subject to any claims and defenses the Debtors or other parties may possess with respect thereto. As used in this Order, the term “Liens” includes, without limitation, any statutory lien on real and personal property and any and all “liens” as that term is defined and used in the Bankruptcy Code, including § 101(37).

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8.         At Closing, all of the Trustee’s and Debtors’ rights, titles, and interests in and to, and possession of, the Sale Assets will be immediately vested in Buyer pursuant to §§ 105(a), 363(b), and 363(f) of the Bankruptcy Code free and clear of any and all Claims. Such transfer will constitute a legal, valid, binding and effective transfer of the Sale Assets. All persons or entities, presently or on or after the Closing, in possession of some or all of the Sale Assets are directed to surrender possession of the Sale Assets to Buyer or its respective designees on the Closing or as Buyer may request.

9.         This Order (a) will be effective as a determination that, as of the Closing, (i) no Claims will be capable of being asserted against the Buyer or any of its respective assets (including the Sale Assets), (ii) the Sale Assets will have been transferred to Buyer free and clear of all Claims and (iii) the conveyances described herein have been effected; and (b) is and will be binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal and local officials and all other persons and entities who may be required by operation of law, the duties of their office or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any lease; and each of the foregoing persons and entities is hereby directed to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions described in the APA.

10.         Except as otherwise expressly provided in the APA, all persons and entities (and their respective successors and assigns), including, but not limited to, all debt security holders, equity security holders, affiliates, governmental, tax and regulatory authorities, lenders, customers, vendors, employees, trade creditors, litigation claimants and other creditors holding Claims arising under or out of, in connection with, or in any way relating to, the Debtors, the Sale Assets, the ownership, sale or operation of the Sale Assets and the business before Closing or the transfer of the Sale Assets to Buyer, are forever barred, estopped and permanently enjoined from asserting Claims against the Buyer, its property or the Sale Assets. After the Closing, no holder of any Claim may interfere with Buyer’s title to or use and enjoyment of the Sale Assets based on or related to any such Claim.

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11.         If any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens or other documents or agreements evidencing Claims against or in the Sale Assets has not delivered to the Trustee before the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Claims that the person or entity has with respect to the Sale Assets, then only with regard to the Sale Assets that are purchased by Buyer pursuant to the APA and this Order (a) the Trustee is hereby authorized (but will have no obligation) to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Sale Assets; and (b) Buyer is authorized to file, register or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, will constitute conclusive evidence of the release of all Claims against the Buyer and the Sale Assets; and (c) the Buyer may seek in this Court or any other court to compel appropriate parties to execute termination statements, instruments of satisfaction, and releases of all Claims with respect to the Sale Assets. This Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department or office.

12.         To the maximum extent permitted under applicable law, Buyer is authorized, as of the Closing Date, to operate under any license, permit, registration and governmental authorization or approval of the Debtors with respect to the Sale Assets, and all such licenses, permits, registrations and governmental authorizations and approvals are deemed to have been, and are, directed to be transferred to Buyer as of the Closing Date.

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13.         To the extent permitted by § 525 of the Bankruptcy Code, no governmental unit may revoke or suspend any permit or license relating to the operation of the Sale Assets sold, transferred, assigned or conveyed to Buyer on account of the filing or pendency of these chapter 7 cases or the consummation of the sale.

14.         For the avoidance of doubt, only the Sale Assets that are part of the Debtors’ estates are being sold to Buyer free and clear of Claims pursuant to § 363(f) of the Bankruptcy Code.

15.         Except as expressly provided in the APA, the Buyer will not be deemed, as a result of any action taken in connection with the APA, the consummation of the sale contemplated by the APA, or the transfer or operation of the Sale Assets to (a) be a legal successor, or otherwise be deemed a successor to the Debtors; (b) have, de facto or otherwise, merged with or into the Debtors; or (c) be an alter ego or a mere continuation or substantial continuation of the Debtors including, without limitation, within the meaning of any foreign, federal, state or local revenue, pension, ERISA, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), WARN Act (29 U.S.C. §§ 2101 et seq.) (“WARN”), Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), the Fair Labor Standard Act, Title VII of the Civil Rights Act of 1964 (as amended), the Age Discrimination and Employment Act of 1967 (as amended), the Federal Rehabilitation Act of 1973 (as amended), the NLRA, environmental liabilities, debts, claims or obligations arising from conditions first existing on or before Closing (including, without limitation, the presence of hazardous, toxic, polluting, or contaminating substances or wastes), which may be asserted on any basis, including, without limitation, under CERCLA, any liabilities, debts or obligations of or required to be paid by the Debtors for any taxes of any kind for any period, labor, employment, or other law, rule or regulation (including without limitation filing requirements under any such laws, rules or regulations), or under any products liability law or doctrine with respect to the Debtors’ liability under such law, rule or regulation or doctrine.

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16.         Other than as expressly set forth in the APA, the Buyer will not have any responsibility for (a) any liability or other obligation of the Debtors or related to the Sale Assets or (b) any remaining Claims against the Debtors or any of its predecessors or affiliates. Except as expressly provided in the APA, the Buyer will have no liability whatsoever with respect to the Debtors’ (or its predecessors’ or affiliates’) respective businesses or operations or any of the Debtors’ (or its predecessors’ or affiliates’) obligations (as described herein, “Successor or Transferee Liability”) based, in whole or part, directly or indirectly, on any theory of successor or vicarious liability of any kind or character, or based upon any theory of antitrust, environmental, successor or transferee liability, de facto merger or substantial continuity, labor and employment or products liability, whether known or unknown as of the Closing, now existing or hereafter arising, asserted or unasserted, fixed or contingent, liquidated or unliquidated, including liabilities on account of any taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of the Sale Assets before the Closing. The Buyer shall not have liability or obligation under the WARN or CERCLA, or any foreign, federal, state or local labor, employment or environmental law whether of similar import or otherwise by virtue of the Buyer's purchase of the Sale Assets.

17.         Except as expressly provided in the APA, with respect to Buyer, nothing in this Order or the APA requires the Buyer to (a) continue or maintain in effect, or assume any liability in respect of any employee, collective bargaining agreement, pension, welfare, fringe benefit or any other benefit plan, trust arrangement or other agreements to which any one or more of the Debtors are party or have any responsibility therefor including, without limitation, medical, welfare and pension benefits payable after retirement or other termination of employment; or (b) assume any responsibility as a fiduciary, plan sponsor or otherwise, for making any contribution to, or in respect of the funding, investment or administration of any employee benefit plan, arrangement or agreement (including but not limited to pension plans) or the termination of any such plan, arrangement or agreement.

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18.         Effective upon the Closing, all persons and entities are forever prohibited and enjoined from commencing or continuing in any matter any action or other proceeding, whether in law or equity, in any judicial, administrative, arbitral or other proceeding against the Buyer, or its assets (including the Sale Assets), with respect to any (a) Claims or (b) Successor or Transferee Liability including, without limitation, the following actions with respect to clauses (a) and (b): (i) commencing or continuing any action or other proceeding pending or threatened; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien, claim, interest or encumbrance; (iv) asserting any setoff, right of subrogation or recoupment of any kind; (v) commencing or continuing any action, in any manner or place, that does not comply with, or is inconsistent with, the provisions of this Order or other orders of this Court, or the agreements or actions contemplated or taken in respect hereof; or (vi) revoking, terminating or failing or refusing to renew any license, permit or authorization to operate any of the Sale Assets or conduct any of the businesses operated with such assets.

19.         The transactions described in the APA are undertaken by Buyer without collusion and in good faith, as that term is defined in § 363(m) of the Bankruptcy Code, and, accordingly, the reversal or modification on appeal of the authorization provided by this Order to consummate the sale will not affect the validity of the sale, unless this Order is duly and properly stayed pending appeal.

20.         Neither the Trustee nor Buyer has engaged in any action or inaction that would cause or permit the sale to be avoided or costs or damages to be imposed under § 363(n) of the Bankruptcy Code. The consideration provided by Buyer for the Sale Assets under the APA is fair and reasonable and the sale may not be avoided under § 363(n) of the Bankruptcy Code.

21.         Buyer is not and will not become obligated to pay any fee or commission or like payment to any broker, finder or financial advisor as a result of the consummation of the transaction described in the APA.

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22.         This Order is binding upon and inures to the benefit of any successors and assigns of the Trustee and Buyer.

23.         The provisions of this Order and the APA are non-severable and mutually dependent.

24.         The APA may be modified, amended or supplemented by the parties to it and in accordance with its terms, without further order of the Court, provided that any modification, amendment, or supplement will not have a material adverse effect on the Debtors’ estates or Comerica Bank.

25.         Nothing in this Order, the APA or any asset purchase agreement releases, nullifies, precludes or enjoins the enforcement of any liability to a governmental unit under police and regulatory statutes or regulations that any entity would be subject to as the owner or operator of property from and after the Closing. Nothing in this Order, the APA or any asset purchase agreement authorizes the transfer to the Buyer of any licenses, permits, registrations or governmental authorizations and approvals that would require government approval before the transfer without the Buyer’s compliance with all applicable legal requirements under non-bankruptcy law governing such transfers.

26.         The Court retains exclusive jurisdiction to interpret, implement, and enforce the terms and provisions of this Order and the APA, all amendments thereto and any waivers and consents thereunder and each of the agreements executed in connection therewith to which the Trustee is a party, and to adjudicate, if necessary, any and all disputes concerning or relating in any way to the sale of the Sale Assets. This Court also retains jurisdiction to compel delivery and assignment of the Sale Assets, to protect the Buyer and its assets, including the Sale Assets, against any Claims and Successor and Transferee Liability and to enter orders, as appropriate, to transfer the Sale Assets to Buyer.

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27.         Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 7062 and 9014, the Local Rules or otherwise, the terms and conditions of this Order is effective immediately upon entry, and the Trustee and the Buyer are ordered to close the Sale immediately upon entry of this Order.

28.         If any provisions of this Order conflict with, or are otherwise inconsistent with, the terms and conditions of the APA or the Bidding Procedures Order, this Order governs and controls, and if the Sale Motion conflicts with, or is otherwise inconsistent with, the terms and conditions of the APA, the terms and conditions of the APA govern and control.

29.         Notwithstanding anything to the contrary in this Order, the sale of the Sale Assets is subject to the rights of Blue Skies Energy, LLC who is the Grantee, with warranty of title, to all of the gas rights in and all of the landfill gas in and under and that may be produced at the Davison Landfill, together with rights of ingress, egress, building and operation of facilities regarding the gas on the subject property, as more completely described in the Landfill Gas Deed recorded in Genesee County Register of Deeds. This sale is subject to the rights granted pursuant to the Landfill Gas Deed, which rights shall not be affected under § 363 of the Bankruptcy Code or otherwise as a result of this sale.

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30.         Nothing stated in the APA or this Order shall (A) release, nullify, preclude or enjoin the enforcement of any environmental liability to the United States or the State of Michigan under police or regulatory statutes, regulations, or rules that Buyer would be subject to as the owner or operator of the Sale Assets, including but not limited to Part 115, Solid Waste, of the Natural Resources and Environmental Protection Act (NREPA), Mich Comp Laws § 324.11501, et seq., Part 55, Air Pollution Control, of the NREPA, § 324.5501, et seq., Part 303, Wetland Protection, of the NREPA, § 324.30301, et seq., the 2008 Consent Decree in Michigan Department of Environmental Quality v. Richfield Landfill, Inc., No. 08-751-CE (Cir Ct for the 30th Jud Cir, Ingham Cty), and the 2012 Consent Order in In the Matter of the Administrative Proceedings Against Richfield Landfill, Inc, RMD Order No. 115-01-201; (B) authorize transfer to Buyer of any environmentally-related licenses, permits, registrations or other governmental authorizations and approvals with respect to any federal or state agency without Buyer’s compliance with all applicable requirements under non-bankruptcy law governing such transfers, and; (C) release Buyer from any obligation to comply with the Declaration of Restrictive Covenant on file at the Genesee County Register of Deeds recorded on July 9, 2003 as Liber Instrument Number 200307090093217. Notwithstanding anything to the contrary in this Paragraph 30, the Buyer shall not be responsible for, and shall not be deemed to have assumed or agreed to pay or discharge any fines or penalties of any of the Debtors, the Trustee, or the Michigan Department of Environmental Quality (“MDEQ”) with respect to their ownership and/or operation of the Davison Landfill that have been or could have been assessed by the MDEQ for any non-compliance with any applicable federal, state or local laws or regulations governing the Davison Landfill prior to the closing.

31.         Notwithstanding anything to the contrary in this Order, the sale of the Sale Assets will not enjoin, suspend, or restrain the assessment, levy or collection of unemployment taxes under state law and does not constitute a declaratory judgment with respect to any employer’s liability for taxes under state law. This Order is without prejudice to Buyer’s rights to challenge, within the provisions of the Michigan Employment Security Act, Mich. Comp. Laws § 421.1 - Mich. Comp. Laws § 421.75, any unemployment experience rating assessed by the Michigan Unemployment Insurance Agency. The parties agree that Buyer is not liable for unpaid prepetition unemployment tax claims or unemployment tax claims, if any, accrued during bankruptcy administration.

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Signed on June 11, 2013
/s/ Daniel S. Opperman
Daniel S. Opperman
United States Bankruptcy Judge

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